UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Orion Bliss Corp.

(Exact name of registrant as specified in its charter)

Nevada	98-1591444
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ashdod, Kalonite 9-57 Israel 7724233

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-257326

Securities to be registered pursuant to Section 12(g) of the Act: Ordinary shares, par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-257326), as amended, originally filed with the Securities and Exchange Commission on June 23, 2021 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT No.

Exhibit Number	Description

3.1*	Articles of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

5.1*	Legal Opinion

10.5*	Subscription Agreement

23.1*	Consent of Independent Auditors

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on June 23, 2021.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Orion Bliss Corp.

Date: November 17, 2023	By:	/s/ Alexandra Solomovskaya
Name: Alexandra Solomovskaya
Title: Chief Executive Officer/Director (Principle Executive Officer)

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